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                                                                     Exhibit 3.3

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           TYCO CAPITAL HOLDING, INC.

                                       AND

                              CIT GROUP INC. (DEL)

      Tyco Capital Holding, Inc., a corporation organized and existing under the laws of the State of Nevada (the "corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That it was organized pursuant to the provisions of the General Corporation Law of the State of Nevada, on the 13th day of October, 2000.

      SECOND: That it owns all of the outstanding shares of the capital stock of CIT Group Inc. (Del), a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware on the 12th day of March, 2001 ("CIT Group").

      THIRD: That its Board of Directors, by unanimous written consent dated June 27, 2002, determined to merge the corporation into CIT Group, and adopted the resolutions attached hereto as ANNEX 1.

      FOURTH: That this merger has been adopted, approved, certified, executed, and acknowledged by the corporation in accordance with the provisions of the General Corporation Law of the State of Nevada.

      FIFTH: The Certificate of Incorporation of CIT Group is to be amended and changed by reason of the merger herein certified by striking out Article FIRST thereof, relating to its name, and by substituting in lieu thereof the following article:

            "FIRST: The name of the corporation is CIT Group Inc. (the "Corporation")."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of CIT Group until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

      SIXTH: The merger herein certified shall be effective upon the filing of this certificate of ownership and merger.

                           (one signature page follows)

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Dated:  June __, 2002.


                                          TYCO CAPITAL HOLDING, INC.

                                          /s/ Scott Stevenson
                                          -----------------------------
                                          Name:  Scott Stevenson
                                          Title: Vice President and
                                                 Assistant Treasurer


                                          CIT GROUP INC. (DEL)

                                          /s/ Eric Mandelbaum
                                          -----------------------------
                                          Name:  Eric Mandelbaum
                                          Title: Vice President